Exhibit 4.1



                          TAMPA ELECTRIC COMPANY

                                   and

                           THE BANK OF NEW YORK
                                As Trustee

                               ____________

                       FIRST SUPPLEMENTAL INDENTURE
                        dated as of July 15, 1998
                       Supplementing the Indenture
                         dated as of July 1, 1998

                               ____________

                               $50,000,000
                        Remarketed Notes Due 2038

     This First Supplemental Indenture, dated as of the 15th day of July, 1998 between Tampa Electric Company, a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "Company") and having its principal office at TECO Plaza, 702 North
Franklin Street, Tampa, Florida 33602, and The Bank of New York,
(hereinafter called the "Trustee") and having its principal corporate trust office at 101 Barclay Street, 21st Floor, New York, New York, 10286.
                               WITNESSETH:
          WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 1, 1998 (the "Original Indenture"), pursuant to which one or more series of debt of the Company (the "Securities") may be issued from time to time; and
          WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and
          WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and
          WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as the Company's "Remarketed Notes Due 2038" (the "Notes") and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and
          WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and
          WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this First Supplemental Indenture; and
          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,
          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:
ARTICLE ONE

         Definitions and Other Provisions of General Application

     Section 101.        Definitions
          All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture.
The Original Indenture together with this First Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture."
          "Applicable Spread" shall mean the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base
Rate, obtained by the SPURS Agent on the applicable Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate outstanding principal amount of the Notes at the Dollar Price, but assuming (i) an issue date equal to the applicable SPURS Remarketing
Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Rate Adjustment Date of the Notes, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The
SPURS Interest Rate announced by the SPURS Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and holders of the Notes, the Company and the Trustee.
          "Base Rate" shall mean the interest rate established by the SPURS Agent, after consultation with the Company, as the applicable "base rate" at commencement of the applicable SPURS Mode.
          "Beneficial Owner" shall mean, for Notes in book-entry form, the Person who acquires an interest in the Notes, which is reflected on the records of the Depositary through its participants.
          "Business Day" shall mean any day that is not a day on which banking institutions in New York, New York, or the state in which the office of the Trustee at which the Indenture is administered are authorized or obligated by law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode or the SPURS Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" shall mean (i) if the Index Currency (as hereinafter defined) is other than European Currency Units
("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is a day on which payments in ECU can be settled in the international banking market.
          "Calculation Agent" shall have the meaning specified in Section 206(a) hereof.
          "Calculation Date" shall have the meaning specified in Section 206(a) hereof.
          "CD Rate" shall have the meaning specified in Section 206(b)(1) hereof.
          "CMT Rate" shall have the meaning specified in Section 206(b)(2) hereof.
          "Commercial Paper Term Mode" shall mean, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis that shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode in Section 204(e)(1) hereof.
          "Commercial Paper Term Period" shall mean, with respect to any Note, the Interest Rate Period in the Commercial Paper Term Mode that is a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company or, if not so determined, by the Remarketing
Agent for such Note (in its best judgment in order to obtain the lowest interest cost for the Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for the Notes. The interest rate for any Commercial Paper Term Period relating to any Note will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment
Date for the Note, which is the first day of each Interest Period for such Note.
          "Comparable Treasury Issues" shall mean the United States Treasury security or securities selected by the SPURS Agent as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Rate Adjustment Date of the Notes being purchased.
          "Comparable Treasury Price" shall mean, with respect to the SPURS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) at 11:00 a.m. on the Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such SPURS Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the SPURS
Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate
Page 500" shall mean the display designated as "Telerate Page 500" on Dow
Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets.
          "Composite Quotations" shall mean the daily statistical release entitled "Composite 3:30 P.M. Quotations for United States Government Securities" published by the Federal Reserve Bank of New York or any successor publication.
          "Depositary" shall have the meaning specified in Section 203 hereof. "Designated CMT Telerate Page" shall mean the display on the Dow Jones
Markets (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the page shall be 7052 for the most recent week.
          "Designated CMT Maturity Index" shall mean the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7,
10, 20 or 30 years) specified in the applicable Floating Interest Rate
Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.
          "Designated LIBOR Page" shall mean (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on the Dow Jones Markets (or any successor service) on the page specified in such Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.
          "Determination Date" shall mean the third Business Day immediately preceding the applicable SPURS Remarketing Date.
          "Dollar Price" shall mean the present value determined by the SPURS Agent, as of the applicable SPURS Remarketing Date, of the Remaining
Scheduled Payments discounted to such SPURS Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.
          "DTC Participant" shall mean an account maintained by an institution with the Depositary through which securities are held by such institution and accounted for by a book-entry registration and transfer system.
          "Federal Funds Rate" shall have the meaning specified in Section 206(b)(3) hereof.
          "Floating Interest Rate Notice" shall have the meaning specified in
Section 206(a) hereof. The form of Floating Rate Interest Notice is set forth as Exhibit C to this First Supplemental Indenture.
          "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum Interest Rate" have the respective meanings specified in Section 206(a) hereof.
          "H.15(519)" shall mean "Statistical Release H.15(519), Selected Interest Rates" published by the Board of Governors of the Federal Reserve System or any successor publication.
          "Index Currency" shall mean the currency or composite currency specified in the applicable Floating Interest Rate Notice as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency will be United States dollars.
          "Index Maturity" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.
          "Initial Interest Rate" shall mean the annual rate of interest applicable to the Notes during the Initial Interest Rate Period.
          "Initial Interest Rate Period" shall mean the period from the Original Issue Date to, but excluding, Initial SPURS Remarketing Date.
          "Initial SPURS Agent" shall mean the SPURS Agent with the option to purchase the Notes on the Initial SPURS Remarketing Date.
          "Initial SPURS Remarketing Date" shall mean the date designated by the Initial SPURS Agent, after consultation with the Company, upon which the Initial SPURS Agent may, if it has so elected, remarket the Notes at the SPURS Interest Rate.
          "Interest Determination Date" shall have the meaning specified in
Section 206(a) hereof.
          "Interest Payment Date" shall have the meaning set forth in Section 204(c) hereof.
          "Interest Rate Adjustment Date" shall mean (i) for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period, and (ii) for Notes in the Initial Interest Rate Period, the Original Issue Date.
          "Interest Rate Basis" shall have the meaning specified in Section 206(a) hereof.
          "Interest Rate Mode" shall mean the mode in which the interest rate on a Note is being determined, i.e., the Commercial Paper Term Mode, the Long
Term Rate Mode or the SPURS Mode.
          "Interest Rate Period" shall mean (a) with respect to any Note in the Commercial Paper Term Mode or Long Term Rate Mode, the period of time commencing on the Interest Rate Adjustment Date and extending either (i) to, but not including, the immediately succeeding Interest Rate Adjustment
Date or (ii) if there is no succeeding Interest Rate Adjustment Date, to, but not including, the Stated Maturity, and during which such Note bears interest at a particular fixed interest rate or floating interest rate, and
(b) with respect to any Note in the SPURS Mode, the SPURS Rate Period.
          "Interest Reset Date" and "Interest Reset Period" have the respective meanings specified in Section 206(a) hereof.
          "LIBOR" shall have the meaning specified in Section 206(b)(4) hereof. "Long Term Rate Mode" shall mean, with respect to any Note, the
Interest Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest
Rate Mode in Section 204(e)(2) hereof.
          "Long Term Rate Period" shall mean, with respect to any Note, any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note.
          "Notification Date" shall mean a Business Day not later than five (5) Business Days prior to the applicable SPURS Remarketing Date.
          "Optional Redemption" shall mean the redemption of any Note prior to its maturity at the option of the Company as described herein.
          "Optional Redemption Price" shall have the meaning specified in
Section 305(c) hereof.
          "Original Issue Date" shall mean the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of the Note.
          "Prime Rate" shall have the meaning specified in Section 206(b)(5) hereof.
          "Principal Financial Center" shall mean the capital city of the country issuing the Index Currency, except that with respect to United
Stated dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be the City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and
Luxembourg, respectively.
          "Reference Corporate Dealers" shall mean such Reference Corporate Dealers as shall be appointed by the SPURS Agent after consultation with the Company.
          "Reference Treasury Dealers" shall mean such Reference Treasury Dealers as shall be appointed by the SPURS Agent after consultation with the Company.
          "Reference Treasury Dealer Quotation" shall mean, with respect to each Reference Treasury Dealer and the SPURS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the SPURS Agent by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the
Determination Date.
          "Remaining Scheduled Payments" shall mean, with respect to the Notes, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the SPURS Remarketing Date to and including the next succeeding Interest Rate Adjustment Date.
          "Remarketing Agent" shall mean such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from time to time for the purpose of remarketing of the Notes, as set forth in the remarketing agreement that the Company shall enter into prior to the remarketing of such Notes.
          "Reuters Screen U.S. PRIME 1 Page" shall mean the display designated as page "U.S. PRIME 1" on the Reuters Monitor Money Rates Service (or any successor service) on the U.S. PRIME 1 Page (or such other page as may replace the U.S. PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.
          "Special Interest Rate" shall have the meaning set forth in Section 205 hereof.
          "Special Mandatory Purchase" shall have the meaning specified in
Section 210(a) hereof.
          "Spread" shall mean the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to an Interest Rate Period for such Note.
          "Spread Multiplier" shall mean the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for an Interest Rate Period.
          "SPURS Agent" shall mean the remarketing agent granted the option under a SPURS Remarketing Agreement to purchase Notes in the SPURS Mode and subsequently remarket the repurchased Notes at a SPURS Interest Rate.
          "SPURS Interest Rate" shall mean the rate equal to the Base Rate established by a SPURS Agent, after consultation with the Company, at or prior to the commencement of the applicable SPURS Mode, plus the Applicable Spread, which will be based on the Dollar Price.
          "SPURS Mode" shall mean, with respect to any Note, the Interest Rate Mode in which such Note shall bear interest and be subject to remarketing as "Structured PUtable Remarketable Securities" ("SPURS") as provided for in Article Three hereof.
          "SPURS Period" shall mean, with respect to any Note remarketed by the Initial SPURS Agent on the Initial SPURS Remarketing Date, that portion of the SPURS Rate Period commencing on the Initial SPURS Remarketing Date up to, but excluding, the next succeeding Interest Rate Adjustment Date.
          "SPURS Rate Period" shall mean an Interest Rate Period for any Note in the SPURS Mode established by the Company as a period of more than 364 days and less than the remaining term to the Stated Maturity of such Note;
provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note. The SPURS Rate Period shall consist of the period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date.
          "SPURS Remarketing Agreement" shall mean the agreement by and between the Company and the SPURS Agent dated as of the date commencing the applicable SPURS Rate Period that sets forth the rights and obligations of the Company and the SPURS Agent with respect to the remarketing of Notes in the SPURS Mode.
          "SPURS Remarketing Date" shall mean the date designated by the SPURS Agent, after consultation with the Company, upon which the SPURS Agent may elect to remarket the Notes at the SPURS Interest Rate.
          "Stated Maturity" shall mean July 15, 2038.
          "Treasury Bills" shall have the meaning specified in Section 206(b)(6) hereof.
          "Treasury Rate" shall have the meaning specified in Section 206(b)(6) hereof.
          "Weekly Rate Period" shall have the meaning specified in Section 204(e)(1) hereof.

     Section 102.        Section References
          Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.
ARTICLE TWO

                    Designation and Terms of the Notes
     Section 201.        Establishment of Series
          There is hereby created a series of Securities to be known and designated as the "Remarketed Notes Due 2038" (the "Notes"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.
     Section 202.        Variations in Terms of Notes
          Subject to the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular
Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the
Original Indenture.
     Section 203.        Amount and Denominations; the Depositary
          The aggregate principal amount of Notes that may be issued under this First Supplemental Indenture is limited to $50,000,000.
          The Notes shall be issuable only in fully registered form and will initially be registered in the name of The Depository Trust Company or its successor ("Depositary"), or its nominee who is hereby designated as "U.S. Depositary" under the Original Indenture. The authorized denominations of
Notes shall be $100,000 and integral multiples of $1,000 in excess thereof.
     Section 204.        Interest Rates, Interest Payment Dates and Interest
Rate Periods
          (a) Initial Interest Rate. The Notes shall initially bear interest at the annual rate set forth in Annex A thereof (the "Initial Interest
Rate") from the Original Issue Date to, but excluding, the Initial SPURS Remarketing Date.
          (b) Interest Rate(s) Subsequent to the Initial Interest Rate. If the Initial SPURS Agent elects to purchase the Notes as described in Section
304 hereof, the Notes shall be subject to mandatory tender to the Initial
SPURS Agent on the Initial SPURS Remarketing Date, except in the limited circumstances described in Section 304 hereof, and shall for the SPURS
Period bear interest at the SPURS Interest Rate as described in Section
304(b) hereof.
          If the Initial SPURS Agent does not purchase the Notes on the Initial SPURS Remarketing Date, thereafter each Note shall bear interest at a rate or rates in a new SPURS Mode, a Long Term Rate Mode or a Commercial Paper
Term Mode if remarketed as provided for in Section 209 hereof, or otherwise shall be redeemed by the Company as provided for under Section 210(b)
hereof.  Each Note may bear interest for designated Interest Rate Periods in the same or a different Interest Rate Mode from other Notes.  The interest rate for the Notes shall be established periodically by the applicable Remarketing Agent as provided for in Section 209 hereof.  Each
Note will set forth on Annex A thereof the then applicable Interest Rate
Mode of such Note, its interest rate, each Interest Rate Adjustment Date, the Interest Rate Period and such other information indicated in the form of Annex A attached to Exhibit A hereto.
          (c) Payment of Interest. Interest shall be payable on any Note at maturity and (i) for the Initial Interest Rate Period, on the dates set forth on the face thereof; (ii) for any Interest Rate Period in the
Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period for such Note and on such other dates (if any) as shall be established upon conversion of such Note to the Commercial Paper Term Mode or upon remarketing of the Note in a new
Interest Rate Period in the Commercial Paper Term Mode and set forth in
Annex A to the applicable Note; and (iii) in the Long Term Rate Mode or
SPURS Mode, no less frequently than semiannually on such dates as will be established upon conversion of such Note to the Long Term Rate Mode or the
SPURS Mode (or upon remarketing of the Note in a new Interest Rate Period in the Long Term Rate Mode or the SPURS Mode, as the case may be) and set forth in Annex A to the applicable Note in the case of a fixed interest rate, or as described below in Section 206 in the case of a floating interest rate, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period (each such date, an "Interest Payment
Date").  Such interest will be payable to the holder thereof as of the related Record Date, which, for any Note (x) during the Initial Interest
Rate Period is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date; (y) in the
Commercial Paper Term Mode, is the Business Day prior to the related
Interest Payment Date; and (z) in the Long Term Rate Mode or the SPURS
Mode, is the fifteenth calendar day (whether or not a Business Day)
immediately preceding the related Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, such
Interest Payment Date will be postponed to the next succeeding Business
Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.
          (d) Computation of Interest. Interest on Notes bearing interest in the Commercial Paper Term Mode or at a floating interest rate during an
Interest Rate Period in the Long Term Rate Mode or the SPURS Mode will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined in Section 206 hereof), interest will be computed on the basis of actual days elapsed over the actual number of days in the year.  Interest on Notes bearing interest at a fixed rate in the Long Term Rate Mode or
SPURS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months.  Interest on Notes at the Initial Interest Rate will be computed on the basis of a year of 360 days consisting of twelve
30-day months.
          (e) Interest Rate Modes. The Interest Rate Period for each interest rate mode shall be determined in accordance with this subsection (e)
subject to possibility of extension of such period pursuant to standby remarketing arrangements, if any, as described in Section 209(b) hereof.
               (1) Commercial Paper Term Mode. The Interest Rate Period for any Note in the Commercial Paper Term Mode will be a period of not less than one nor more than 364 consecutive calendar days (a "Commercial Paper
Term Period"), as determined by the Company (as described in Section 207 below) or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for such
Note).  Each Commercial Paper Term Period will commence on the Interest
Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest
Rate Period for such Note.  A "Weekly Rate Period" is a Commercial Paper
Term Period and shall be a period of seven days commencing on any Interest
Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Note.  The interest rate for any
Commercial Paper Term Period relating to a Note shall be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment
Date for such Note (subject to Section 209  hereof), which is the first day of each Interest Period for such Note.
               (2) Long Term Rate Mode. The Interest Rate Period for any Note in the Long Term Rate Mode shall be established by the Company (as described in Section 207 hereof) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note (a "Long
Term Rate Period").  The interest rate, or Spread (if any) and Spread
Multiplier (if any), for any Note in the Long Term Rate Mode shall be determined not later than 11:50 a.m., New York City time, on the Interest
Rate Adjustment Date for such Note, which is the first day of each Interest
Rate Period for such Note.
               (3)  SPURS Mode.    So long as any Note is in a SPURS Mode during
the period up to, but excluding, the applicable SPURS Remarketing Date, the provisions set forth in this Article Two are applicable to the remarketing of Notes generally, but only to the extent expressly provided in Article
Three. The Interest Rate Period for any Note in the SPURS Mode shall be established by the Company (as described in Section 207 hereof) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note (a "SPURS Rate Period"). A SPURS Rate Period shall consist of the period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, as described in Article
Three and subject to the conditions therein and otherwise herein described.
The interest rate and, in the case of a floating interest rate, the Spread
(if any), and the Spread Multiplier (if any) to the SPURS Remarketing Date for any Note in the SPURS Mode shall be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such
Note, which for the SPURS Mode is the first day of each Interest Rate
Period for such Note.
     Section 205.        Determination of Interest Rates
          The interest rate and, in the case of a floating interest rate, the Spread (if any), and the Spread Multiplier (if any), for any Note shall be established by the applicable Remarketing Agent in a remarketing as provided for in Section 207 hereof or otherwise not later than the first day of each succeeding Interest Rate Period for such Note, which must be a Business Day (each an "Interest Rate Adjustment Date"), and will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Remarketing Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for such Note commencing on such Interest Rate Adjustment Date.
          In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed; or (ii) such Remarketing Agent has failed to announce the appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, on the Interest Rate Adjustment Date for any Note for whatever reason; or (iii) the appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, or Interest Rate Period cannot be determined for any Note for whatever reason, then the next succeeding Interest Rate Period for such Note shall be automatically converted to a Weekly Rate Period, and the rate of interest thereon will be equal to the Federal Funds Rate (such rate of interest being referred to herein as the "Special Interest Rate").
          After any Interest Rate Adjustment Date any Beneficial Owner may contact the Trustee or the Remarketing Agent in order to be advised of the interest rate applicable to such Beneficial Owner's remarketed Notes. No notice of the applicable interest rate will be sent to Beneficial Owners.
          The interest rate and other terms announced by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.
     Section 206. Election and Determination of a Floating Interest Rate by the Company
          (a) While any Note bears interest in the Long Term Rate Mode or the SPURS Mode (with respect to the period from, and including, the Interest
Rate Adjustment Date commencing such period to, but excluding, the SPURS Remarketing Date), the Company may elect a floating interest rate by providing notice, which shall be submitted or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for such Note (the "Floating Interest
Rate Notice") not less than ten (10) days prior to the Interest Rate
Adjustment Date for such Long Term Rate Period or SPURS Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Interest Rate
Period (or portion thereof, in the case of the SPURS Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the initial Interest Reset Date, the Interest Reset Period and Interest Reset Dates, the Interest Rate Period and
Interest Payment Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated
CMT Telerate Page, respectively. A form of Floating Interest Rate Notice is attached hereto as Exhibit C.
          If any Note bears interest at a floating rate in a Long Term Rate Period or SPURS Rate Period, such Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread (if any) and/or (b) multiplied by the Spread
Multiplier (if any) specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the SPURS Agent, in the case of a SPURS Rate
Period.  Commencing on the Interest Rate Adjustment Date for such Interest
Rate Period, the rate at which interest on such Note will be payable shall be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.
          The applicable floating interest rate on any Note during any Interest Rate Period shall be determined by reference to the applicable Interest
Rate Basis or Bases, which may include (i) the CD Rate, (ii) the CMT Rate,
(iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the
Treasury Rate or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an "Interest Rate Basis").
          Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis shall be determined in accordance with the applicable provisions of this Section
206. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be (i), if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii), if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest
Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day.
          The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury
Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable
Floating Interest Rate Notice.
          The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Interest Determination Date. The "Interest Determination Date" shall mean (i), with respect to the CD Rate, the CMT Rate, the Federal
Funds Rate and the Prime Rate, the second Business Day immediately preceding the applicable Interest Reset Date; (ii) with respect to LIBOR, the second London Business Day immediately preceding the applicable
Interest Reset Date, unless the Index Currency is British pounds sterling, in which case it shall mean the applicable Interest Reset Date; and (iii) with respect to the Treasury Rate, the day within the week in which the applicable Interest Reset Date falls upon which day Treasury Bills are normally auctioned; provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall mean such preceding Friday. If the interest rate of any Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the Interest Determination Date pertaining to the Note shall be the most recent Business Day which is at least two
Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis shall determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.
          Either or both of the following may also apply to the floating interest rate on any Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest
Reset Period (the "Floating Rate Maximum Interest Rate") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "Floating Rate Minimum Interest Rate"). In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on any Note shall in no event be higher than the maximum rate permitted under the law of the State of New York, as the same may be modified by United States laws of general application.
          Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term
Rate Period or SPURS Rate Period, as the case may be.  If any Interest
Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or SPURS Rate
Period, as the case may be) would otherwise be a day that is not a Business
Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.
          All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards
(e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).
          Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.
          For any Note bearing interest at a floating rate, the applicable Remarketing Agent shall determine the interest rate in effect from the Interest Rate Adjustment Date for such Note to the initial Interest Reset
Date. The interest rate in effect for each Interest Reset Period thereafter shall be determined by a calculation agent selected by the Company (a "Calculation Agent"). Upon request of the Beneficial Owner of a Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Note. Except as described herein with respect to a Note earning interest at floating rates, the Beneficial Owner of a note shall not be entitled to receive notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any).
          Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be.
          (b) Interest Rate Bases for Floating Interest Rates. The basis for the floating interest rate on any Note during any Interest Rate Period may include, but is not limited to, any of the following bases (each, an "Interest Rate Basis"):
               (1) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "CD Rate," the CD Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the CD
Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not published by 3:00 p.m., New York City time, on the related Calculation
Date, the rate on such CD Rate Interest Determination Date for negotiable
United States dollar certificates of deposit of the Index Maturity specified in the applicable Floating Interest Rate notice as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable
United States dollars certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.
               (2) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "CMT Rate," the CMT Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the CMT
Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant
Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately
3:45 P.M.," under the column for the Designated CMT Maturity Index for (i), if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate
Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest
Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT
Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York
City time, on the related Calculation Date, then the CMT Rate for such CMT
Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York
City time, on the related Calculation Date, then the CMT Rate on such CMT
Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York
City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers each, a "Reference Dealer") in the City of New York
(which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity
Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York
City time, on such CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes shall be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate
Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, shall obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.
               (3) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "Federal Funds Rate," the Federal Funds Rate shall mean, with respect to any Interest Determination
Date relating to a Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest
Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds
Rate Interest Determination Date shall be calculated by the Calculation
Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.
               (4) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as "LIBOR," LIBOR shall mean the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:
                    (i) If (a) "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.
                    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.
               (5) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "Prime Rate," Prime Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Prime
Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan."
If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters
Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination
Date by four major money center banks (which may include the Calculation
Agent) in the City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include the Calculation
Agent) as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S. $500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest
Determination Date shall be the Prime Rate in effect on such Prime Rate
Interest Determination Date.
               (6) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "Treasury Rate," Treasury
Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), as the rate from the auction held on such Treasury Rate Interest Determination Date
(the "Auction") of direct obligations of the United States ("Treasury
Bills") having the Index Maturity specified in the applicable Floating
Interest Rate Notice, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Floating Interest
Rate Notice are not reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent, and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination
Date, of three leading primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.
   Section 207. Conversion Between Interest Rate Modes by the Company The Company may, at its option, convert the Interest Rate Mode of the
Notes upon (i) any Interest Rate Adjustment Date, (ii) election of a SPURS
Agent to remarket the Notes, subject to the provisions of Section 305 hereof, or (iii) failure of the SPUR Agent to purchase the Notes on the applicable SPURS Remarketing Date as described in Section 304 hereof, in each case in accordance with the procedures provided for in this Section.
          (a) Conversion Between Commercial Paper Term Periods. Each Note in a Commercial Paper Term Period may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Commercial
Paper Term Period on any Interest Rate Adjustment Date upon either receipt by the Remarketing Agent and the Trustee of a notice, which will be submitted promptly confirmed in writing (which includes facsimile or appropriate electronic media), from the Company (a "Conversion Notice") prior to 9:30 a.m., New York City time, or the remarketing of such Note, whichever occurs later, on such Interest Rate Adjustment Date.
          (b) Conversion from the Commercial Paper Term Mode to the Long Term Rate Mode or the SPURS Mode. Each Note in the Commercial Paper Term Mode may be converted at the option of the Company to the Long Term Rate Mode or the SPURS Mode on any Interest Rate Adjustment Date upon receipt not less than ten (10) days prior to such Interest Rate Adjustment Date by the Remarketing Agent and the Trustee of a Conversion Notice from the Company.
          (c) Conversion Between Long Term Rate Periods or from the Long Term Rate Mode or the SPURS Mode to the Commercial Paper Term Mode, Long Term
Rate Mode or the SPURS Mode. Each Note in a Long Term Rate Period may be remarketed in the same Interest Rate Period or converted at the option of the Company to a different Long Term Rate Period or from the Long Term Rate
Mode to the Commercial Paper Term Mode or the SPURS Mode, or from the SPURS
Mode to a different SPURS Mode or to the Long Term Rate Mode or the Commercial Paper Term Mode, on any Interest Rate Adjustment Date for such
Note upon receipt by the Trustee and the Remarketing Agent for such Note of a Conversion Notice from the Company not less than ten (10) days prior to such Interest Rate Adjustment Dates; provided that the notice required for conversion from the initial SPURS Mode shall not be required until the latest of the day after the Initial SPURS Agent notifies the Company that it will not purchase the Notes for remarketing, the day the Initial SPURS
Agent fails to so purchase the Notes or the day the Company elects to convert the Notes to a new Interest Rate Mode after the Initial SPURS Agent has elected to remarket the Notes.
          (d) Conversion Notice. Each Conversion Notice must state each Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period, the date of the applicable conversion (the
"Conversion Date") and, with respect to any Long Term Rate Period, any optional redemption or repayment terms for each such Note.
          (e) Revocation or Change of Conversion Notice or Floating Interest Rate Notice. The Company may, upon written notice received by the Trustee and the applicable Remarketing Agent, revoke any Conversion Notice or Floating Interest Rate Notice or change the Interest Rate Mode to which such Conversion Notice relates or change any Floating Interest Rate Notice up to 9:30 a.m., New York City time, on the Conversion Date, subject to the limitation set forth in subsection (f) of this Section. If the Company revokes a Conversion Notice or the Trustee and the Remarketing Agent fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for a Note, the Note shall be converted automatically to the Weekly Rate Period.
          (f) Limitation on Conversion, Change of Conversion Notice or Floating Interest Rate Notice and Revocation. Notwithstanding the foregoing subsections (a), (b), (c), (d) and (e), the Company may not, without the consent of the applicable Remarketing Agent, convert any Note or revoke or change any Conversion Notice or Floating Interest Rate Notice at or after the time at which such Remarketing Agent has determined the interest rate, or Spread (if any) and Spread Multiplier (if any), for any Note being remarketed (i.e., the time at which such Note has been successfully remarketed, subject to settlement on the related Interest Rate Adjustment
Date). The Remarketing Agent may advise the Company of indicative rates from time to time, or at any time upon the request of the Company, prior to making such determination of the interest rate, Spread or Spread
Multiplier, as the case may be.
     Section 208.        Automatic Tender of Notes on the Interest Rate
Adjustment Date
          Each Note shall be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Notes shall be purchased or redeemed on the Interest Rate
Adjustment Date relating thereto as described in Section 209 or 210 hereof.
     Section 209.        Remarketing
          (a) Appointment of Remarketing Agent. In connection with the conversion by the Company of any Note as set forth in Section 207 hereof, the Company shall enter into a remarketing agreement with a Remarketing
Agent on or prior to the remarketing of such Notes, which Remarketing Agent shall be responsible for the remarketing of such Notes. When any Note is tendered under Section 208 hereof to the Remarketing Agent for remarketing, the Remarketing Agent will use its reasonable efforts to remarket such Note on behalf of the Beneficial Owner thereof at a price equal to 100% of the principal amount thereof. The Remarketing Agent may purchase tendered
Notes for its own account in a remarketing, but will not be obligated to do so. The Company may offer to purchase Notes in a remarketing, provided that the interest rate established with respect to Notes in such remarketing is not different from the interest rate that would have been established if the Company had not purchased such Notes. Any Notes for which the Company shall have given a notice of redemption to the Trustee and the Remarketing Agent will not be considered in a remarketing.

          (b) Remarketing Procedures. With respect to each Note for which there is to be established an interest rate from time to time by a Remarketing Agent responsible for the remarketing thereof, such interest rate shall be set in accordance with the procedures of paragraphs (i) and
(ii) below.
               (i) Determination of Interest Rate. By 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for any Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred thousandth (0.00001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread (if any) and Spread Multiplier (if any) in the case of a floating interest rate; provided, that between 11:00 a.m., New York City time, and 11:50 a.m., New York City time, the Remarketing
Agent and the Standby Remarketing Agent, if any, will use their reasonable efforts to determine the interest rate for any Notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.
               (ii) Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date of any Notes, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of
(i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the initial
Interest Reset Date, applicable to such Notes for the next Interest Rate
Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment
Dates for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the SPURS Mode,
(iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered Notes and (vi) the aggregate principal amount of such tendered Notes that such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice and, in any case, not later than 1:30 p.m., New York City time, the Trustee will transmit such information and any other settlement information required by the Depositary, to the extent such information has been provided to the Trustee, to the Depositary in accordance with the Depositary's procedures as in effect from time to time.
          By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of Notes (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.
          Each purchaser of Notes in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of such Notes by book-entry through the Depositary by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date.
          All tendered Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time), by book-entry through the Depositary against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.
          The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book-entry through the Depositary by the close of business on the Interest Rate Adjustment Date against delivery through the Depositary of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing.
If any such Notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or, if applicable, an institution providing credit support, as the case may be, the Trustee will make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.
          The transactions described above for a remarketing of any Notes will be executed on the Interest Rate Adjustment Date for such Notes through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective the DTC Participants will be debited and credited and such Notes delivered by book-entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.
          Except as otherwise set forth in Section 210 hereof, any Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Notes in such remarketing, and none of the Trustee, the applicable Remarketing Agent, any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.
          Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing
Agent will not be obligated to purchase any such Notes.
          The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by the Depositary. In addition, each Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.
          As long as the Depositary's nominee holds the certificates representing the Notes in the book-entry system of the Depositary, no certificates for such Notes will be delivered by any selling Beneficial
Owner to reflect any transfer of Notes effected in any remarketing.
          The Trustee shall confirm to the Depositary the interest rate for the following Interest Rate Period in accordance with the Depositary's procedures as in effect from time to time.
          The interest rate announced by the applicable Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.
          (c) Failed Remarketing. Notes not successfully remarketed will be subject to Special Mandatory Purchase by the Company as set forth in
Section 210 hereof.
     Section 210.        Purchase and Redemption of Notes
          (a) Special Mandatory Purchase. Subject to certain exceptions, if on any Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent and the applicable Standby Remarketing Agent(s) have not remarketed all such Notes, the Notes that have not been remarketed are subject to Special Mandatory Purchase (a "Special Mandatory Purchase") by the Company.
The Company is obligated to pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company, and payment of accrued and unpaid interest, if any, by the Company, will be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.
          Failure by the Company to purchase Notes pursuant to a Special Mandatory Purchase will constitute an Event of Default under the Indenture as set forth in Section 401 hereof in which event the date of such failure shall constitute a date of Maturity for such Notes and the principal thereof may be declared due and payable in the manner and with the effect provided in the Indenture. Following such failure to pay pursuant to a Special Mandatory Purchase, such Notes will bear interest at the Special Interest Rate as provided for in Section 205 hereof.
          (b) Optional Redemption on any Interest Rate Adjustment Date. Each Note will be subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto without notice to the holders thereof at a redemption price equal to 100% of the principal amount thereof.
          (c) Redemption While Notes are in the Long Term Rate Mode. Any Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode.
          (d) Allocation. Except in the case of a Special Mandatory Purchase, if the Notes are to be redeemed in part, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of Notes to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount of such Notes to be redeemed from the account of each DTC Participant. After making its determination as described above, the Depositary will give notice of such determination to each DTC Participant from whose account such Notes are to be redeemed. Each such DTC Participant, upon receipt of such notice will in turn determine the principal amount of Notes to be redeemed from the accounts of the Beneficial Owners of such Notes for which it serves as DTC Participant, and give notice of such determination to the Remarketing
Agent.
     Section 211.        Form and Other Terms of the Notes
          (a) Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which Notes may be issued bearing interest at the Initial Interest Rate or in the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode. Annex A to Exhibit A is deemed to be a part of such Note and such Annex may be changed upon the mutual agreement of the Company and the Trustee to reflect changes occasioned by remarketings.
          (b) Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this First Supplemental Indenture.
ARTICLE THREE

                              The SPURS Mode
     Section 301.        Applicability of Article
          The provisions of this Article Three shall apply to any Note in the SPURS Mode. To the extent that any provision of this Article Three conflicts with any provision of Article Two, the provisions set forth in this Article Three shall govern.
     Section 302.        Initial SPURS Rate Period
          The Notes shall be issued initially in a SPURS Mode with respect to which the Company shall have on the Original Issue Date entered into a SPURS Remarketing Agreement. With respect to Notes within a SPURS Rate
Period commencing on the Original Issue Date, references in this Article
Three to (i) the SPURS Agent and SPURS Remarketing Date shall mean the
Initial SPURS Agent and the Initial SPURS Remarketing Date and (ii) the Interest Rate Adjustment Date upon which the SPURS Rate Period commences shall mean the Original Issue Date.
     Section 303.        Interest to SPURS Remarketing Date
          Each Note in the SPURS Mode will bear interest at the annual interest rate established by the SPURS Agent from, and including, the Interest Rate Adjustment Date commencing the Interest Rate Period for the SPURS Mode to, but excluding, the SPURS Remarketing Date. Such interest rate will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such SPURS Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. The designated SPURS
Remarketing Date shall be an Interest Payment Date within such Interest
Rate Period.
          Section 304.   Tender to and Remarketing by the SPURS Agent
          The obligations of the SPUR Agent set forth herein shall be performed under the applicable SPURS Remarketing Agreement.
          (a) Mandatory Tender. Provided that the SPURS Agent gives notice to the Company and the Trustee on or before the Notification Date of its intention to purchase the Notes for remarketing, each Note will be automatically tendered, or deemed tendered, to the SPURS Agent for remarketing at the SPURS Interest Rate on the SPURS Remarketing Date, except in the circumstances described in subsection (b)(2) and Section 305 below with regard to failure of the SPURS Agent to purchase the Notes. The purchase price for the tendered Notes to be paid by the SPURS Agent will equal 100% of the principal amount thereof. When the Notes are tendered for remarketing, the SPURS Agent may remarket the Notes for its own account at varying prices to be determined by the SPURS Agent at the time of each sale. From and including the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, the Notes will bear interest at the SPURS Interest Rate. If the SPURS Agent elects to remarket the Notes, the obligation of the SPURS Agent to purchase the Notes on the SPURS Remarketing Date is subject to the conditions set forth in the applicable
SPURS Remarketing Agreement.
          (b) Remarketing. The remarketing of the notes purchased by SPURS Agent under the SPURS Remarketing Agreement shall be carried out in accordance with the following procedures:
               (1) The SPURS Interest Rate. Subject to the SPURS Agent's election to remarket the Notes as provided in subsection (a) above, the SPURS Interest Rate shall be determined by the SPURS Agent by 3:30 p.m., New York City time, on the third Business Day immediately preceding the SPURS Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be equal to the Base Rate established by the SPURS Agent, after consultation with the Company, at or prior to the commencement of the SPURS Mode (the "Base
Rate"), plus the Applicable Spread, which will be based on the Dollar Price of the Notes.
               (2) Notification of Results; Settlement. Provided the SPURS Agent has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Notes on the SPURS Remarketing Date, the SPURS Agent will notify the Company, the
Trustee and the Depositary by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the SPURS Interest Rate.
          All of the tendered Notes will be automatically delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price therefor, on the SPURS Remarketing Date.
          In the event that the SPURS Agent purchases the tendered Notes on the SPURS Remarketing Date, the SPURS Agent will make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of Notes, by book-entry through the Depositary by the close of business on the SPURS Remarketing Date against delivery through the Depositary of such Beneficial Owner's tendered Notes. If the SPURS Agent does not purchase all of the Notes on the SPURS Remarketing Date, the Company may attempt to convert the Notes to a new Interest Rate Mode, such interest rate to be determined as provided for in Section 205 hereof, and settlement will be effected as described in this Section 304(b). In any case, the Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of Notes due on the SPURS Remarketing Date by book-entry through the Depositary by the close of business on the SPURS Remarketing
Date.
          The transactions in this subsection (b)(2) hereof will be executed on the SPURS Remarketing Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.
          Transactions involving the sale and purchase of Notes remarketed by the SPURS Agent on and after a SPURS Remarketing Date will settle in immediately available funds through the Depositary's Same-Day Funds
Settlement System.
          The tender and settlement procedures described above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by the Depositary or to the extent required to facilitate the tender and remarketing of Notes in certificated form, if the book-entry system is no longer available for the Notes at the time of the remarketing. In addition, the SPURS Agent may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.
          As long as the Depositary's nominee holds the certificates representing any Notes in the book-entry system of the Depositary, no certificates for such Notes will be delivered by any selling Beneficial
Owner to reflect any transfer of such Notes effected in the remarketing.
     Section 305. Conversion or Redemption Following Election by the SPURS Agent to Remarket
          (a) If the SPURS Agent elects to remarket the Notes on the SPURS Remarketing Date, the Notes will be subject to mandatory tender to the SPURS Agent for remarketing on such date, in each case subject to the conditions set forth in Section 304 hereof, and to the Company's right to either convert the Notes to a new Interest Rate Mode on the SPURS
Remarketing Date or to redeem the Notes from the SPURS Agent, in each case as described in the next sentence. The Company will notify the SPURS Agent and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to either convert the Notes to a new Interest Rate Mode, or to redeem the Notes in whole, but not in part, from the SPURS Agent at the Optional Redemption Price, in each case on the SPURS Remarketing Date.
          (b) In the event that the Company irrevocably elects to convert the Notes to a new Interest Rate Mode, then as of the SPURS Remarketing Date the Notes will cease to be in the SPURS Mode, the SPURS Remarketing Date will constitute an Interest Rate Adjustment Date, and the Notes shall be subject to remarketing on such date by a Remarketing Agent appointed in the Commercial Paper Term Mode or the Long Term Rate Mode or a new SPURS Mode established in accordance with the procedures set forth in Section 207 hereof; provided that, in such case, the notice period required for conversion shall be the period commencing on the Determination Date. In such case, the Company shall pay to the SPURS Agent the excess of the Dollar Price of the Notes over 100% of the principal amount of the Notes in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.
          (c) In the event that the Company irrevocably elects to redeem the Notes, the "Optional Redemption Price" shall be the greater of either (i)
100% of the principal amount of the Notes or (ii) the Dollar Price, plus in either case accrued and unpaid interest from the SPURS Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Notes, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.
          (d) If notice has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the SPURS Agent from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of such Notes in accordance with such notice.

ARTICLE FOUR

          Additional Events of Default with Respect to the Notes
     Section 401.        Definition
          All of the events specified in clauses (1), (2) and (4) through (6) of
Section 501(a) of the Original Indenture shall be "Events of Default" with respect to the Notes. In addition, the following event that shall have occurred and be continuing shall be an additional Event of Default with respect to each series of Notes: (7) default in the payment of the purchase price with respect to the Special Mandatory Purchase on the applicable Interest Rate Adjustment Date in accordance with Section 210(a) hereof.

ARTICLE FIVE

                 Authentication and Delivery of the Notes
     Section 501.        Authentication and Delivery
          As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication, the Company shall deliver a Supplemental Company Order in the form of Exhibit B to this First Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.
ARTICLE SIX

                         Supplemental Indentures
     Section 601.         Effect On Original Indenture
          The First Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

ARTICLE SEVEN

                              Miscellaneous
     Section 701.        Counterparts
          This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.
     Section 702.        Recitals
          The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
     Section 703.        Governing Law
          This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.
           [The balance of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first written above.

                              TAMPA ELECTRIC COMPANY

                              By:
                                   Girard F. Anderson
                                   Chairman of the Board and Chief Executive
                                   Officer

[Corporate Seal]


                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By:
                                        Name:
                                        Title:


[Corporate Seal]

State of                      )
                                   ) SS.:
County of                     )
     On the __________ day of ________________, 1998 before me personally came Girard F. Anderson, to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board and Chief Executive Officer of TAMPA ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


          Notary Public


State of New York                  )
                                   ) SS.:
County of New York                 )
     On the ________ day of __________________ 1998 before me personally came ______________________________________  to me known, who, being by me duly sworn, did depose and say that he/she is ____________________________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her names thereto by like authority.



          Notary Public



                                                                  EXHIBIT A
                               FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                CUSIP NO.: [              ]
TAMPA ELECTRIC COMPANY
Remarketed Note Due 2038
$50,000,000
NO. [       ]

          Check this box if the Note is a Global Note.
          Applicable if the Note is a Global Note:
          This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.




ORIGINAL ISSUE DATE:
July __, 1998

ISSUE PRICE:  100%
(as a percentage of
principal amount)

STATED MATURITY:
July 15, 2038,
subject to mandatory
tender to the SPURS
Agent, if any, as
described on the
reverse of this
Note.

INTEREST RATE:  To
but excluding
July 15, 2001,
[___%] per annum.
Thereafter, at the
interest rate set
forth in Annex A
hereto.

INTEREST PAYMENT
DATES: January 15
and July 15 of each
year, up to but
excluding July 15,
2001 and commencing
January 15, 1999.
From and including
July 15, 2001, on
the dates described
in Annex A hereto.

SPECIFIED CURRENCY:
U.S. dollars (if
other than U.S.
dollars):  N/A

AUTHORIZED
DENOMINATIONS:  N/A
(Only applicable if
Specified Currency
is other than U.S.
dollars)

DEPOSITARY:  The
Depository Trust
Company
INITIAL SPURS
AGENT:Citibank,
N.A., or its
assignee or
successor

SINKING FUND:  N/A

YIELD TO MATURITY:
N/A

REDEMPTION,
REPURCHASE AND
CONVERSION OPTIONS:
See reverse of this
Note.

REMARKETING
PROVISIONS:  See
reverse of this
Note.

THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS PRESENTED TOGETHER WITH
AN ANNEX A HERETO (INCLUDING ANY CONTINUATION THEREOF).   REFERENCE IS MADE
TO ANNEX A FOR CERTAIN TERMS OF THIS NOTE.

     TAMPA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth in Annex A on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York, or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (assuming a 360-day year consisting of twelve 30-day months) equal to the Initial Interest Rate set forth in Annex A for the period from the Original Issue Date to, but excluding, July 15, 2001 (the "Initial SPURS Remarketing Date"). If the Initial SPURS Agent (as defined above and set forth in Annex A) elects to purchase this Note on the Initial SPURS Remarketing Date, except in the limited circumstances described on the reverse of this Note, (a) this Note will be subject to mandatory tender to the Initial SPURS Agent at 100% of the aggregate principal amount thereof for remarketing on the Initial SPURS Remarketing Date, on the terms and subject to the conditions described on the reverse of this Note, and (b) will for the period from the Initial SPURS Remarketing Date to, but excluding July 15, 2011, bear interest at the SPURS Interest Rate (as defined on the reverse of this Note). If the Initial SPURS Agent does not purchase this Note on the Initial SPURS Remarketing Date, this Note automatically will be subject to mandatory tender at 100% of the principal amount thereof for redemption on such date by the Company or for remarketing on such date by a Remarketing Agent (as defined on the Reverse of this Note) in a Commercial Paper Term Mode, Long Term Rate Mode or a new SPURS Mode and will bear interest at a rate and for a period set forth in Annex A hereto.
     Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date as provided below or as set forth in Annex A. In each case, payments shall be made in accordance with the provisions hereof, including any additional terms specified in Annex A, until the principal hereof is paid or duly made available for payment. References herein to "this Note," "hereof," "herein" and comparable terms shall include Annex A.
     So long as this Note bears interest in the Commercial Paper Term Mode, interest will be payable on the Interest Rate Adjustment Date which commences the next succeeding Interest Rate Period for this Note and on such other dates (if any) as will be established by the Company and set forth in Annex A upon conversion of this Note to the Commercial Paper Term Mode or upon remarketing of this Note in a new Interest Rate Period in the Commercial Paper Term Mode. So long as this Note bears interest in the Long Term Rate Mode or the SPURS Mode, interest will be payable no less frequently than semiannually on such dates as will be established by the Company and set forth in Annex A upon conversion of this Note to the Long Term Rate Mode or the SPURS Mode (or upon remarketing of this Note in a new Interest Rate Period in the Long Term Rate Mode or the SPURS Mode, as the case may be) in the case of a fixed interest rate, or as set forth below under "INTEREST RATE" in the case of a floating interest rate and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period. Such interest will be payable to the Holder hereof as of the related Record Date, which, so long as this Note bears interest (i) in the Initial Interest Rate Period, are the dates specified in Annex A; (ii) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (iii) in the Long Term Rate Mode or the SPURS Mode, is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. Except as provided below under "FLOATING INTEREST RATES," if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on this Note while bearing interest in the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period or a SPURS Rate Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on this Note while bearing interest in the Long Term Rate Mode or the SPURS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on this Note while bearing interest at the Initial Interest Rate will be computed on the basis of a year of 360 days consisting of twelve 30-day months.
     Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and in Annex A hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, TAMPA ELECTRIC COMPANY has caused this instrument to be duly executed.


                                   TAMPA ELECTRIC COMPANY



                                   By:___________________________
                                        Name:
                                             Title:

                                   Date:__________________________


                                   [SEAL]


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION
This is one of the series
designated therein referred
to in the within-mentioned
Indenture.


THE BANK OF NEW YORK
as Authenticating Agent for the Trustee


By:
      Authorized Signatory

Date:
 (REVERSE OF NOTE)
TAMPA ELECTRIC COMPANY
Remarketed Note Due 2038


     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued under an Indenture dated as of July 1, 1998, as supplemented by the First Supplemental Indenture, dated as of July 15, 1998 (as further amended or supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.
                          DEFINITIONS
     The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:
     "Applicable Spread" shall mean the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the SPURS Agent on the applicable Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate outstanding principal amount of the Notes at the Dollar Price, but assuming (i) an issue date equal to the applicable SPURS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Rate Adjustment Date of the Notes, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The SPURS Interest Rate announced by the SPURS Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and holders of the Notes, the Company and the Trustee.
     "Base Rate" shall mean the interest rate established by the SPURS Agent, after consultation with the Company, as the applicable "base rate" at or prior to the commencement of the SPURS Mode and set forth in Annex A hereto.
     "Beneficial Owner" shall mean, if this Note is in book-entry form, the Person who acquires an interest in the Note, which is reflected on the records of Depositary through its participants.
     "Business Day" shall mean any day that is not a day on which banking institutions in New York, New York, or the state in which the office of the Trustee at which the Indenture is administered are authorized or obligated by law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode or the SPURS Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is a day on which payments in ECU can be settled in the international banking market.
     "Calculation Agent" shall mean, if this Note bears interest at a floating rate, an entity selected by the Company that will determine the interest rate in effect for each Interest Reset Period of this Note subsequent to the initial Interest Reset Date.
     "Calculation Date" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "CD Rate" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "CMT Rate" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "Commercial Paper Term Mode" shall mean the Interest Rate Mode in which the interest rate on this Note is reset on a periodic basis that shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode as set forth herein.
     "Commercial Paper Term Period" shall mean the Interest Rate Period for this Note in the Commercial Paper Term Mode that is a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company (as described below under "CONVERSION") or, if not so determined, by the Remarketing Agent for this Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note. The interest rate for any Commercial Paper Term Period relating to this Note will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for this Note, which is the first day of each Interest Period for this Note.
     "Comparable Treasury Issues" shall mean the United States Treasury security or securities selected by the SPURS Agent as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Rate Adjustment Date of this Note when purchased by such SPURS Agent.
     "Comparable Treasury Price" shall mean, with respect to a SPURS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) at 11:00 a.m. on the Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such SPURS Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the applicable SPURS Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" shall mean the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets.
     "Composite Quotations" shall mean the statistical release entitled "Composite 3:30 P.M. Quotations for United States Government Securities" published by the Federal Reserve Bank of New York or any successor publication.
     "Depositary" shall mean The Depository Trust Company or any successor depositary.
     "Designated CMT Telerate Page" shall mean the display on the Dow Jones Markets (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the page shall be 7052 for the most recent week.
     "Designated CMT Maturity Index" shall mean the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.
     "Designated LIBOR Page" shall mean (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on the Dow Jones Markets (or any successor service) on the page specified in such Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.
     "Determination Date" shall mean the third Business Day immediately preceding the applicable SPURS Remarketing Date.
     "Dollar Price" shall mean the present value determined by the SPURS Agent, as of the applicable SPURS Remarketing Date, of the Remaining Scheduled Payments discounted to such SPURS Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.
     "DTC Participant" shall mean an account maintained by an institution with the Depositary through which securities are held by such institution and accounted for by a book-entry registration and transfer system.
     "Federal Funds Rate" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "Floating Interest Rate Notice" shall mean the notice described under "FLOATING INTEREST RATES" below, which is to be provided by the Company to the Trustee and the Remarketing Agent in the event the Company elects to apply a floating interest rate to this Note.
     "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum Interest Rate" have the respective meanings specified under "FLOATING INTEREST RATES" below.
     "H.15 (519)" shall mean "Statistical Release H.15(519), Selected Interest Rates" published by the Board of Governors of the Federal Reserve System or any successor publication.
     "Index Currency" shall mean the currency or composite currency specified in the applicable Floating Interest Rate Notice as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency will be United States dollars.
     "Index Maturity" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.
     "Initial Interest Rate" shall mean the annual rate of interest applicable to this Note during the Initial Interest Rate Period as set forth on Annex A hereto.
     "Initial Interest Rate Period" shall mean the period from the Original Issuance Date to, but excluding, the Initial SPURS Remarketing Date.
     "Initial SPURS Agent" means the SPURS Agent with the option to purchase this Note on the Initial SPURS Remarketing Date, the identity of which Initial SPURS Agent is set forth in Annex A hereto.
     "Initial SPURS Remarketing Date" shall mean the date designated by the Initial SPURS Agent, after consultation with the Company, upon which the Initial SPURS Agent may, if it has so elected, remarket this Note at the SPURS Interest Rate, which date is set forth in Annex A hereto.
     "Interest Determination Date" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Interest Payment Date" shall mean the date on which interest on this
Note is paid, which date(s) shall be set forth in Annex A hereto.
     "Interest Rate Adjustment Date" shall mean (i) for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on this Note subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period, and (ii) during the Initial Interest Rate Period, the Original Issue Date.
     "Interest Rate Basis" shall mean the interest rate or interest rate formula to be referenced in determining a floating interest rate, as described under "FLOATING INTEREST RATES" below.
     "Interest Rate Mode" shall mean the mode in which the interest rate on a Note is being determined, i.e., the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode.
     "Interest Rate Period" shall mean (a) if this Note is in the Commercial Paper Mode or Long Term Rate Mode, the period of time commencing on the Interest Rate Adjustment Date and extending either (i) to, but not including, the immediately succeeding Interest Rate Adjustment Date or
(ii), if there is no succeeding Interest Rate Adjustment date, to, but excluding, the Stated Maturity, and during which this Note bears interest at a particular fixed interest rate or floating interest rate; and (b) if this Note is in a SPURS Mode, the SPURS Rate Period.
     "Interest Reset Date" and "Interest Reset Period" have the respective meanings specified under "FLOATING INTEREST RATES" below.
     "LIBOR" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Long Term Rate Mode" shall mean the Interest Rate Mode in which the interest rate on this Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode as set forth herein.
     "Long Term Rate Period" shall mean any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note.
     "Notification Date" shall mean a Business Day not later than five Business Days prior to the applicable SPURS Remarketing Date.
     "Optional Redemption" shall mean the redemption of this Note prior to its maturity at the option of the Company as described herein.
      "Optional Redemption Price" shall mean, at any given time, the greater of either (i) 100% of the principal amount of this Note or (ii) the Dollar Price plus in either case accrued and unpaid interest from the SPURS Remarketing Date on the principal amount being redeemed to the date of redemption.
     "Original Issue Date" shall have the meaning set forth on the face hereof.
     "Prime Rate" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Principal Financial Center" shall mean the capital city of the country issuing the Index Currency, except that with respect to United Stated dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be the City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.
     "Reference Corporate Dealers" shall mean such Reference Corporate Dealers as shall be appointed by the SPURS Agent after consultation with the Company and each to be set forth in Annex A hereto.
     "Reference Treasury Dealers" shall mean such Reference Treasury Dealers as shall be appointed by the SPURS Agent after consultation with the Company and each to be set forth in Annex A hereto.
     "Reference Treasury Dealer Quotation" shall mean, with respect to each Reference Treasury Dealer and the SPURS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the SPURS Agent by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.
     "Remaining Scheduled Payments" shall mean the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the SPURS Remarketing Date to and including the next succeeding Interest Rate Adjustment Date.
     "Remarketing Agent" shall mean such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from time to time for the purpose of remarketing of this Note, as set forth in the remarketing agreement that the Company shall enter into prior to the remarketing of such Notes.
     "Reuters Screen U.S. PRIME 1 Page" shall mean the display designated as page "U.S. PRIME 1" on the Reuters Monitor Money Rates Service (or any successor service) on the U.S. PRIME 1 Page (or such other page as may replace the U.S. PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.
     "Special Interest Rate" shall have the meaning set forth below under subsection (d) of "INTEREST RATE."
     "Special Mandatory Purchase" shall mean the obligation of the Company to purchase Notes not successfully remarketed by the Remarketing Agent and the applicable Standby Remarketing Agent(s) by 3:00 p.m., New York City time, on any Interest Rate Adjustment Date.
     "Spread" shall mean the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to an Interest Rate Period for such Note.
     "Spread Multiplier" shall mean the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for an Interest Rate Period.
     "SPURS Agent" shall mean the remarketing agent granted the option under a SPURS Remarketing Agreement to purchase this Note in the SPURS Mode and subsequently remarket the repurchased Note at a SPURS Interest Rate.
     "SPURS Interest Rate" shall mean the rate equal to the Base Rate established by a SPURS Agent, after consultation with the Company, at or prior to the commencement of the applicable SPURS Mode, plus the Applicable Spread, which will be based on the Dollar Price.
     "SPURS Mode" shall mean the Interest Rate Mode in which this Note shall bear interest and be subject to remarketing as "Structured PUtable Remarketable Securities."
     "SPURS Period" shall mean, if this Note is remarketed by the Initial SPURS Agent on the Initial SPURS Remarketing Date, that portion of the SPURS Rate Period commencing on the Initial SPURS Remarketing Date up to, but excluding, the next succeeding Interest Rate Adjustment Date. The SPURS Period is set forth in Annex A hereto.
     "SPURS Rate Period" shall mean an Interest Rate Period for this Note if in a SPURS Mode established by the Company as a period of more than 364 days and less than the remaining term to the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note. The SPURS Rate Period shall consist of the period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date.
     "SPURS Remarketing Agreement" shall mean the agreement by and between the Company and the SPURS Agent dated as of the date commencing the applicable SPURS Rate Period which sets forth the rights and obligations of the Company and the SPURS Agent with respect to the remarketing of Notes in the SPURS Mode.
     "SPURS Remarketing Date" shall mean the date designated by the SPURS Agent, after consultation with the Company, upon which the SPURS Agent may elect to remarket this Note at the SPURS Interest Rate.
     "Stated Maturity" shall mean July 15, 2038.
     "Treasury Bills" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Treasury Rate" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Weekly Rate Period" is a Commercial Paper Term Period and will be a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Note.

                         INTEREST RATE

     (a)  Initial Interest Rate.   This Note will bear interest at the rate
per annum (assuming a 360-day year consisting of twelve 30-day months) during the Initial Interest Rate Period identified as the Initial Interest Rate in Annex A hereto.
     (b)  Subsequent Interest Rates.    (i)  If the Initial SPURS Agent
elects to purchase this Note as described herein, this Note will be subject to mandatory tender to the Initial SPURS Agent on the Initial SPURS Remarketing Date, except in the limited circumstances described herein, and will, for the SPURS Period bear interest at the SPURS Interest Rate as defined herein and which will be set forth in Annex A hereto.
          (ii) If the Initial SPURS Agent does not purchase this Note on the Initial SPURS Remarketing Date, this Note automatically will be subject to mandatory tender at 100% of the principal amount thereof for redemption on such date by the Company or for remarketing on such date by a
Remarketing Agent in a Commercial Paper Term Mode, a Long Term Rate Mode or a new SPURS Mode and will bear interest at a rate and for a period set forth in Annex A hereto.
          (iii) The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for this Note will be announced by the applicable Remarketing Agent on or prior to the Interest Rate Adjustment Date for the next succeeding Interest Rate Period, and will be the minimum interest rate per annum and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) necessary, during the Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgement of the Remarketing Agent, to produce a par bid in the secondary market for this Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for this Note commencing on such Interest Rate Adjustment Date.
     (c) Floating Interest Rates. The provisions governing floating interest rates for this Note appear below under "FLOATING INTEREST RATES."
     (d) Failure of Remarketing Agent or Agents to Announce Interest. In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) such Remarketing
Agent has failed to announce the appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, on the Interest Rate Adjustment Date of this Note for whatever reason, or (iii) the appropriate interest rate, Spread (if any), or Spread Multiplier (if any), as the case may be, or Interest Rate Period cannot be determined for this Note for whatever reason, then the next succeeding Interest Rate Period for this
Note will be automatically converted to a Weekly Rate Period, and the rate of interest thereon will be equal to the Federal Funds Rate (the "Special Interest Rate").
     (e) Notice of Interest Rate; Binding Effect. After any Interest Rate Adjustment Date of this Note, the Remarketing Agent or the SPURS Agent, as the case may be, will notify the Company and the Trustee of the interest rate, Spread (if any) and the Spread Multiplier (if any). Immediately upon receipt of such notice, the Trustee will transmit such information to the Depositary in accordance with the Depositary's procedures as in effect from time to time and note such rate in Annex A. The Trustee shall confirm to the Depositary the interest rate for the following Interest Rate Period in accordance with the Depositary's procedures as in effect from time to time. Any Beneficial Owner may contact the Trustee or the Remarketing Agent in order to be advised of the interest rate applicable to such Beneficial Owner's Remarketed Notes. No notice of the applicable interest rate will be sent to Beneficial Owners.
     The interest rate and other terms announced by the Remarketing Agent, absent manifest error, will be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.
     (f)  Conversion.    This Note may be converted at the option of the
Company to the Commercial Paper Term Mode, Long Term Rate Mode or SPURS
Mode on any Interest Rate Adjustment Date for this Note in accordance with the procedures set forth in the Indenture, and will be subject to mandatory tender by the Beneficial Owner thereof as described herein on such Interest Rate Adjustment Date. The Beneficial Owner of this Note will be deemed to have automatically tendered for purchase such Note on each Interest Rate Adjustment Date upon which such conversion occurs and will not be entitled to further accrual of interest on this Note after such date.
                             TENDER
     This Note will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating hereto. Notes will be purchased on such Interest Rate Adjustment Date in accordance with the procedures set forth in "REMARKETING AND SETTLEMENT"
or, as the case may be, "SPURS MODE" below.
                   REMARKETING AND SETTLEMENT
     Interest Rate Adjustment Date; Determination of Interest Rate. By 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred thousandth (0.00001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread (if any) and Spread
Multiplier (if any) in the case of a floating interest rate; provided, that between 11:00 a.m., New York City time, and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent, if any, will use their reasonable efforts to determine the interest rate for this Note if it is not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for this Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and
(ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.
     Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date of this Note, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the initial Interest Reset Date, applicable to this Note for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates if this Notes is in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the SPURS Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all tendered Notes and (vi) the aggregate principal amount of such tendered Notes that such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice and, in any case, not later than 1:30 p.m., New York City time, the Trustee will transmit such information and any other settlement information required by the Depositary to the Depositary in accordance with the Depositary's procedures as in effect from time to time.
     By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of this Note (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.
     Each purchaser of this Note in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of this Note by book-entry through the Depositary by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date.
     When tendered, or deemed tendered, this Note will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time), by book-entry through the Depositary against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.
     The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book-entry through the Depositary by the close of business on the Interest Rate Adjustment Date against delivery through the Depositary of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing.
If this Note was purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or, if applicable, an institution providing credit support, as the case may be, the Trustee will make such payment of the purchase price of this Notes plus accrued interest, if any, to such date.
     The transactions described above for a remarketing of this Note will be executed on the Interest Rate Adjustment Date for this Note through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and such Notes delivered by book-entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.
     Except as otherwise set forth below, this Note when tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of this Note in such remarketing, and none of the Trustee, the applicable Remarketing Agent, any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.
     Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.
     The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by the Depositary. In addition, each Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.
     As long as the Depositary's nominee holds the certificates representing this Note in the book-entry system of the Depositary, no certificates for this Note will be delivered by any selling Beneficial
Owner to reflect any transfer of Notes effected in any remarketing.
     Failed Remarketing. If on any Interest Rate Adjustment Date for this Note the applicable Remarketing Agent and applicable Standby Remarketing Agent(s) have not successfully remarketed this Note, it will be subject to Special Mandatory Purchase by the Company, as described under "REDEMPTION
AND ACCELERATION   Special Mandatory Purchase" below.
                      TRANSFER OR EXCHANGE
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the
Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $100,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
                  REDEMPTION AND ACCELERATION
     Special Mandatory Purchase. Subject to certain exceptions, if on any Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent and applicable Standby Remarketing Agent(s) have not remarketed all the Notes, Notes that have not been remarketed are subject to Special Mandatory Purchase by the Company. The Company shall be obligated to pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company, and payment of accrued and unpaid interest, if any, by the Company, will be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.
     Failure by the Company to purchase this Note pursuant to a Special Mandatory Purchase will constitute an Event of Default under the Indenture in which event the date of such failure shall constitute a date of Maturity for this Note and the principal thereof may be declared due and payable in the manner and with the effect provided in the Indenture. Following such failure to pay pursuant to a Special Mandatory Purchase, this Note will bear interest at the Special Interest Rate as provided above "INTEREST
RATE."
     Optional Redemption on any Interest Rate Adjustment Date. This Note is subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto without notice to the holders thereof at a redemption price equal to 100% of the principal amount set forth in Annex A hereto.
     Redemption While This Note is in the Long Term Rate Mode. If this Note is in the Long Term Rate Mode, it is subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode as set forth in Annex A hereto.
     Notice of redemption shall be given by mail to the registered owner of this Note, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.
     Allocation. Except in the case of a Special Mandatory Purchase, if this Note is to be redeemed in part, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of this Note to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount this Note to be redeemed from the account of each DTC Participant. After making its determination as described above, the Depositary will give notice of such determination to each DTC Participant from whose account this Notes is to be redeemed. Each such DTC Participant, upon receipt of such notice will in turn determine the principal amount of this Note to be redeemed from the accounts of the Beneficial Owners of this Note for which it serves as DTC Participant, and give notice of such determination to the Remarketing
Agent.
     Acceleration. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
                           SPURS MODE
     Notwithstanding anything herein to the contrary, the provisions of this section shall apply to this Note when it is in a SPURS Mode and shall supersede any conflicting provisions of general applicability contained elsewhere herein, during the period from, and including, the commencement of a SPURS Rate Period to, but excluding, the next succeeding Interest Rate Adjustment Date (or, if the SPURS Agent does not elect to purchase this
Note on the applicable SPURS Remarketing Date designated for such SPURS
Mode or if after electing to so purchase this Note the SPURS Agent fails to so purchase this Note for any reason, to the SPURS Remarketing Date).
During the period in which this Note is in a SPURS Mode, this Note shall bear interest and be subject to remarketing by the applicable SPURS Agent designated by the Company as described herein and identified in Annex A hereto.
     With respect to this Note in the SPURS Rate Period commencing on the Original Issue Date, references herein to (i) the SPURS Agent and SPURS Remarketing Date shall mean the Initial SPURS Agent and the Initial SPURS Remarketing Date and (ii) the Interest Rate Adjustment Date on which the SPURS Rate Period commences shall mean the Original Issue Date.
     (a) Interest to SPURS Remarketing Date. The Interest Rate Period for this Note in the SPURS Mode will be established by the Company (as described under "INTEREST RATE" above) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for this Note. A SPURS Rate Period shall consist of the period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to but excluding the next succeeding Interest Rate Adjustment Date (set forth in Annex A hereto), or, if the Remarketing Agent does not purchase the Notes thereon, the Interest Rate Adjustment Date. The interest rate and, in the case of a floating interest rate, the Spread (if any), and the Spread Multiplier (if any), to the SPURS Remarketing Date for this Note if it is in the SPURS
Mode will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date of this Note, which for the SPURS Mode is
the first day of each Interest Rate Period for this Note.   Such interest
rate will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such SPURS Agent to produce a par bid in the secondary market for this Note on the date the interest is established. The designated SPURS Remarketing Date shall be an Interest Payment Date within such Interest Rate Period.
     (b) Mandatory Tender. Provided that the SPURS Agent gives notice to the Company and the Trustee on or before the Notification Date of its intention to purchase the Notes for remarketing, this Note will be automatically tendered to such SPURS Agent for purchase on the applicable SPURS Remarketing Date, except in the circumstances described under "Conversion or Redemption" below. The purchase price for the tendered
Notes to be paid by the SPURS Agent will be equal to 100% of the aggregate principal amount thereof. When this Note is tendered to the SPURS Agent for remarketing, the SPURS Agent may remarket the Note for its own account at varying prices to be determined by the SPURS Agent at the time of each sale. If the SPURS Agent elects to remarket the Note, the obligation of the SPURS Agent to purchase the Note on the SPURS Remarketing Date is subject to certain condition including no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to this Note shall have occurred and be continuing.
     (c) Remarketing; SPURS Interest Rate. The SPURS Interest Rate will be determined by the SPURS Agent by 3:30 p.m., New York City time, on the Determination Date to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of the Base Rate and the Applicable Spread, which will be based on the Dollar Price of the Notes as of the SPURS Remarketing Date.
     (d) Notification of Results; Settlement. Provided the SPURS Agent has previously notified the Company and the Trustee on the Notification
Date of its intention to purchase all tendered Notes on the SPURS Remarketing Date, the SPURS Agent will notify the Company, the Trustee and the Depositary by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the SPURS Interest Rate.
     If the SPURS Agent does not elect to purchase this Note for remarketing on the SPURS Remarketing Date or if the SPURS Agent gives notice of its election to remarket this Note but for any reason does not purchase all tendered Notes on the SPURS Remarketing Date, then this Note will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Term Mode or the Long Term Rate Mode or a new SPURS Mode established by the Company; provided that, in such case, the notice period required for conversion shall be the lesser of ten (10) days and the period commencing the date that the SPURS Agent notifies the Company that it will not purchase the Notes for remarketing on the SPURS Remarketing Date or fails to so purchase, as the case may be.
     The tendered Note will be automatically delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price therefor, on the applicable SPURS Remarketing Date.
     The SPURS Agent will make or cause the Trustee to make payment to the Participant of each tendering Beneficial Owner of Notes, by book-entry through the Depositary by the close of business on the SPURS Remarketing Date against delivery through the Depositary by the close of business on the SPURS Remarketing Date of such Beneficial Owner's tendered Notes.
     The transactions described above will be executed on the SPURS Remarketing Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.
     Transactions involving the sale and purchase of the Notes remarketed by a SPURS Agent on or after a SPURS Remarketing Date will settle in immediately available funds through the Depositary's Same-Day Funds Settlement System.
     The tender and settlement procedures described above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, may be modified, notwithstanding any contrary terms of the Indenture, to the extent required by the Depositary or, if the book-entry system is no longer available this Note at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of this Note in certificated form. In addition, the SPURS Agent may, notwithstanding any contrary terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement process.
     As long as the Depositary's nominee holds the certificates representing any Notes in the book-entry system of the Depositary, no certificates for this Note will be delivered by any selling Beneficial
Owner to reflect any transfer of such Notes effected in the remarketing.
In addition, under the terms of this Note, the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture,
(a) it will use reasonable commercial efforts to maintain this Note in book-entry form with the Depositary or any successor thereto and to appoint a successor depositary to the extent necessary to maintain this Note in book-entry form and (b) it will waive any discretionary right it otherwise has under the Indenture to cause this Note to be issued in certificated form.
     (e) Conversion or Redemption. If the SPURS Agent elects to remarket the Notes on the SPURS Remarketing Date, this Note will be subject to mandatory tender to the SPURS Agent for remarketing on such date, subject to the Company's right to convert the Note to a new Interest Rate Mode or to redeem the Note from the SPURS Agent, in each case as described in the next sentence. The Company will notify the SPURS Agent and the Trustee not later than the Business Day immediately preceding the Determination Date if the Company irrevocably elects to exercise its right to either convert the Note to a new Interest Rate Mode or to redeem the Note from the SPURS Agent at the Optional Redemption Price, in each case, on the applicable SPURS Remarketing Date.
     In the event that the Company irrevocably elects to convert the Note to a new Interest Rate Mode, then as of the SPURS Remarketing Date, this Note will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in a new SPURS Mode, a Long Term Rate Mode or a Commercial Paper Term Mode established by the Company in accordance with the procedures set forth herein; provided that, in such case, the notice required for conversion shall be given no later than the Initial Determination Date. In such case, the Company shall pay to the Initial SPURS Agent the excess of the Dollar Price of the Notes over 100% of the principal amount of the Notes in same-day funds by wire transfer to an account designated by the Initial SPURS Agent.
     In the event that the Company irrevocably elects to redeem this Note from the SPURS Agent, it shall pay such SPURS Agent the Optional Redemption Price in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.
     If notice has been given as provided in the Indenture and funds for the redemption of this Note called for redemption shall have been made available on the redemption date referred to in such notice, this Note shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the SPURS Agent from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of this Note in accordance with such notice.
                    FLOATING INTEREST RATES
     While this Note bears interest in the Long Term Rate Mode or the SPURS Mode (with respect to the period from, and including, the Interest Rate Adjustment Date commencing such period to, but excluding, the SPURS Remarketing Date), the Company may elect a floating interest rate by providing a notice, which will be submitted or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent (a "Floating Interest
Rate Notice") for such Note not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period or SPURS Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Interest Rate Period (or portion thereof, in the case of the SPURS Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the initial Interest Reset Date, the Interest Reset Period and Interest Reset Dates, the Interest Rate
Period and Interest Payment Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any.
If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice will also specify the Index
Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.
     If this Note bears interest at a floating rate in a Long Term Rate Period or SPURS Rate Period, such Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the SPURS Agent, in the case of a SPURS Rate Period. Commencing on the Interest Rate Adjustment Date for such Interest Rate Period, the rate at which interest on such Note will be payable will be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.
     The applicable floating interest rate on this Note during any Interest Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate,
(vi) the Treasury Rate or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an "Interest Rate Basis").
     Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii), if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate
Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.
     The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.
     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate will be the day within the week in which the applicable Interest Reset Date falls upon which day Treasury
Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday. If the interest rate of this Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the "Interest Determination Date" pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the related Interest Reset Date.
     Either or both of the following may also apply to the floating interest rate on this Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest
Reset Period (the "Floating Rate Maximum Interest Rate") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "Floating Rate Minimum Interest Rate"). In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.
     Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice;
(ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period or SPURS Rate Period, as the case may be. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or SPURS Rate Period, as the case may be) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.
     All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards
(e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).
     Accrued floating rate interest will be calculated by multiplying the principal amount of the this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.
     If this Note bears interest at a floating rate, the applicable Remarketing Dealer will determine the interest rate in effect from the Interest Rate Adjustment Date for this Note to the initial Interest Reset Date. A calculation agent selected by the Company (a "Calculation Agent") will determine the interest rate in effect for each Interest Reset Period thereafter. Upon request of the Beneficial Owner of this Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Dealer will disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to this Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Except as described herein if this Note is earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) will be sent to the Beneficial Owner of this Note.
     Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.
     CD Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the "CD Rate," the CD Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Floating Interest Rate Notice as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate
Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.
     CMT Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the "CMT Rate," the CMT Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and
(ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest
Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate
Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securties dealers (each, a "Reference Dealer") in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity
Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five Reference
Dealers quotations for the Treasury Note with the shorter remaining term to maturity.
     Federal Funds Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice, as the "Federal Funds Rate", the Federal Funds Rate means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation
Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.
     LIBOR. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as "LIBOR," LIBOR shall mean the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:
     (i) If (a) "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified in the applicable Floating Interest Rate
     Notice, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable
     Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.
     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause(i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index
     Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial
     Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination
     Date will be LIBOR in effect on such LIBOR Interest Determination
     Date.
     Prime Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the "Prime Rate," Prime
Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include the Calculation Agent) in the City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include the Calculation Agent) as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S. $500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.
     Treasury Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the "Treasury Rate," Treasury Rate means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills
(expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice are not reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent, and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.
                        OTHER PROVISIONS
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of The State of New York.
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM  -- as tenants in common  UNIF GIFT MIN ACT--______CUSTODIAN_____
 TEN ENT  -- as tenants by the entireties                   (Cust)    (Minor)
 JT TEN   -- as joint tenants with right    Under Uniform Gifts to Minors
              of survivorship and not as           Act
                      tenants in common             ___________________________
                                                   (State)
          Additional abbreviations may also be used though not in the above list.
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
 Please Insert Social Security or
 Other Identifying Number of Assignee





 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE





 the within Security of Tampa Electric Company and does hereby irrevocably constitute and appoint

__________________________________________________ attorney to transfer said Security on the
 books of the Company, with full power of substitution in the premises.

Dated:



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                      ANNEX A

                    Remarketed Note Due 2038

                  Initial Interest Rate Period

CUSIP Number:
Principal Amount:      $50,000,000
Original Issue Date:   July ___, 1998
Issue Price:           100%
Stated Maturity:       July 15, 2038
Initial Interest Rate: [   ]% per annum
Interest Payment Dates:  July 15 and January 15, commencing
     January 15, 1999
Record Dates:          Fifteenth calendar day immediately
                       preceding the related Interest Payment
                       Date whether or not a Business Day
Initial SPURS Agent:   Citibank, N.A.
Initial SPURS
Remarketing Date:      July 15, 2001
SPURS Period:          July 15, 2001 up to, but excluding, July
15, 2011
Base Rate:             5.41%
SPURS Interest Rate:
Reference Corporate Dealers:  Citicorp Securities, Inc.
                       Morgan Stanley & Co. Incorporated
                       Bear Stearns & Co. Inc.
                       Chase Securities Inc.
                       Goldman, Sachs & Co.
Reference Treasury Dealers:   Citicorp Securities, Inc.
                       Morgan Stanley & Co. Incorporated
                       Bear Stearns & Co. Inc.
                       Chase Securities Inc.
                       Goldman, Sachs & Co.

               Subsequent Interest Rate Period(s)

CUSIP Number:
Principal Amount:
Interest Rate Adjustment Date:
Record Date(s):
Interest Payment Date(s):
Interest Rate Mode:
     [  ] Commercial Paper Term Mode
     [  ]      Long Term Rate Mode
     [  ] SPURS Mode
          [  ] SPURS Agent:
          [  ] SPURS Remarketing Date:
          [  ] SPURS Rate Period:
          [  ] Base Rate:
          [  ] SPURS Interest Rate:
          [  ] Reference Corporate Dealers:
          [  ] Reference Treasury Dealers:

Interest Rate:
     [  ] Fixed Rate:
     [  ] Floating Rate:
               Calculation Agent:  . . . . . . . . . . . . . . . . . .
               Initial Interest Rate to Initial Interest Reset
Date:
     Interest Rate Basis(es):
     [  ] CD Rate
          Index Maturity:
     [  ] CMT Rate
          Index Maturity:
          Designated CMT Telerate Page:
     [  ] Commercial Paper Rate
          Index Maturity:
     [  ] Federal Funds Rate
     [  ] LIBOR
          [ ]  LIBOR Reuters
                    Index Currency:
                    Index Maturity:
          [ ]  LIBOR Telerate
                    Index Currency:
                    Index Maturity:
     [  ] Prime Rate
     [  ] Treasury Rate
               Index Maturity:
Spread (+/-):
Spread Multiplier:
Floating Rate Maximum Interest Rate:
Floating Rate Minimum Interest Rate:
Initial Interest Reset Date:
Interest Reset Date:
Interest Reset Period(s):
Day Count Convention:
     [  ] Actual/360
     [  ] Actual/Actual
     [  ] 30/360
Applicable Interest Rate Basis:
Optional Redemption Provisions (Long Term Rate Mode):
     Applicable Redemption Period            Redemption Price

     Other or Alternative Terms of Optional Repayment:

Early Remarketing Provisions (Long Term Rate Mode):
     Initial Early Remarketing Date:_____________
     Initial Early Remarketing Premium:__________
     Annual Early Remarketing Premium Percentage
Reduction:_________
     Other or Alternative Terms of Early Remarketing:
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________

Other Provisions:
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
                                                        EXHIBIT B
                     TAMPA ELECTRIC COMPANY
                   REMARKETED NOTES DUE 2038
                   SUPPLEMENTAL COMPANY ORDER

     Pursuant to Article Five of the First Supplemental Indenture, dated as of July 15, 1998, to the Indenture, dated as of July 1, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $______________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.
     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ______, 1998.
                         TAMPA ELECTRIC COMPANY

                         By:
                             Name:
                             Title:

                                                        EXHIBIT C

[Tampa Electric Company Letterhead]

                 FLOATING INTEREST RATE NOTICE

                                                           [Date]
To:  [Remarketing Agent(s)]
     [Address]
     The Bank of New York
     10161 Centurion Parkway
     Jacksonville, Florida 32256
     Attention:     Corporate Trust Trustee Administration
     Telecopy: (904) 645-1997

     Re:  Remarketed Notes Due 2038 (the "Notes")
Ladies and Gentlemen:
     This Floating Interest Rate Notice relates to (i) $_______________ principal amount of the Notes (CUSIP No. ___________) and (ii) the proposed [Long Term Rate Period] [SPURS Rate Period] of the Note (the "Interest Rate Period") commencing on ___________ and ending on ___________. Capitalized terms used and not otherwise defined herein shall have their respective meanings assigned to them in the Notes.
     We hereby notify you that the above-referenced Notes will bear the following floating rate terms during the Interest Rate Period specified above:
1.   The Interest Rate Basis(es) shall be:
     [ ]  CD Rate, where the Index Maturity will be
______________;
     [ ] CMT Rate, where the Designated CMT Maturity Index will be _____________, and the Designated CMT Telerate Page will be ____________;
     [ ]  Federal Funds Rate;
     [ ]  LIBOR Reuters, where the Index Currency will be
          ___________, and the Designated LIBOR Page will be
          __________;
     [ ]  LIBOR Telerate, where the Index Currency will be
          _____________ , and the Designated LIBOR Page will be
          _____________;
     [ ]  Prime Rate;
     [ ]  Treasury Rate
2.   The floating interest rate will be reset as follows:
     [ ]  Initial Interest Reset Date will be __________ ;
     [ ]  Interest Reset Dates will be _____________;
     [ ]  Interest Reset Period will be ____________;
3.   The interest will be paid as follows:
     [ ]  Interest Payment Dates will be _____________;
     [ ]  Interest Rate Period will be ____________;
     [ ]  Index Maturity will be _________;
     [ ]  Floating Rate Maximum Interest Rate will be
          ____________;
     [ ]  Floating Rate Minimum Interest Rate will be
          ______________.
4.   Day Count Convention:
     [ ]  Actual/360;
     [ ]  Actual/Actual;
     [ ]  30/360.
5.   Other terms:   [ ]
     Each Beneficial Owner of the Note will be deemed to have tendered such Note as of the Interest Rate Adjustment Date and will not be entitled to further accrual of interest after the Interest Rate Adjustment Date.
                              TAMPA ELECTRIC COMPANY

                              By:
                                   Name:
                                   Title:

ARTICLE ONE     DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                APPLICATION. . . . . . . . . . . . . . . . . . . . . . 2
  Section 101   Definitions. . . . . . . . . . . . . . . . . . . . . . 2
  Section 102   Section References . . . . . . . . . . . . . . . . . . 8

ARTICLE TWO     DESIGNATION AND TERMS OF THE NOTES . . . . . . . . . . 8
  Section 201.  Establishment of Series. . . . . . . . . . . . . . . . 8
  Section 202.  Variations in Terms of Notes . . . . . . . . . . . . . 8
  Section 203.  Amount and Denominations; the Depositary . . . . . . . 9
  Section 204.  Interest Rates, Interest Payment Dates and
                Interest Rate Periods. . . . . . . . . . . . . . . . . 9
  Section 205.  Determination of Interest Rates. . . . . . . . . . . .11
  Section 206.  Election and Determination of a Floating
                Interest Rate by the
                Company. . . . . . . . . . . . . . . . . . . . . . . .12
  Section 207.  Conversion  Between Interest Rate Modes by the
                Company. . . . . . . . . . . . . . . . . . . . . . . .19
  Section 208.  Automatic Tender of Notes on the Interest Rate
                Adjustment Date. . . . . . . . . . . . . . . . . . . .21
  Section 209.  Remarketing. . . . . . . . . . . . . . . . . . . . . .21
  Section 210.  Purchase and Redemption of Notes . . . . . . . . . . .23
  Section 211.  Form and Other Terms of the Notes. . . . . . . . . . .24

ARTICLE THREE   THE SPURS MODE . . . . . . . . . . . . . . . . . . . .25
  Section 301.  Applicability of Article . . . . . . . . . . . . . . .25
  Section 302.  Initial SPURS Rate Period. . . . . . . . . . . . . . .25
  Section 303.  Interest to SPURS Remarketing Date . . . . . . . . . .25
  Section 304.  Tender to and Remarketing by the SPURS Agent . . . . .25
  Section 305.  Conversion or Redemption Following Election by
                the SPURS
                Agent to Remarket. . . . . . . . . . . . . . . . . . .27

ARTICLE FOUR    ADDITIONAL EVENTS OF DEFAULT WITH RESPECT
                TO THE NOTES . . . . . . . . . . . . . . . . . . . . .28
  Section 401.  Definition . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE FIVE    AUTHENTICATION AND DELIVERY OF THE NOTES . . . . . . .28
  Section 501.  Authentication and Delivery. . . . . . . . . . . . . .28

ARTICLE SIX     SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . .29
  Section 601.  Effect On Original Indenture . . . . . . . . . . . . .29
ARTICLE SEVEN   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . .29
  Section 701.  Counterparts . . . . . . . . . . . . . . . . . . . . .29
  Section 702.  Recitals . . . . . . . . . . . . . . . . . . . . . . .29
  Section 703.  Governing Law. . . . . . . . . . . . . . . . . . . . .29